UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2014

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On July 21, 2014, Express, Inc. (the “Company”) announced that Mr. Michael Weiss, Chairman and Chief Executive Officer of the Company, will retire as Chief Executive Officer of the Company, effective January 30, 2015, and that the Board of Directors of the Company appointed Mr. David Kornberg, President, to assume the role of Chief Executive Officer, in addition to his role of President, effective upon Mr. Weiss’ retirement. Mr. Weiss will serve as non-executive Chairman of the Board of Directors of the Company following his retirement as Chief Executive Officer. Effective upon the date that Mr. Kornberg assumes the role of Chief Executive Officer, the Board of Directors of the Company will automatically increase in size from seven to eight and Mr. Kornberg will be appointed as a Class II director to fill the vacancy. The Company’s press release announcing Mr. Weiss’ retirement and Mr. Kornberg’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Mr. Kornberg, age 46, has served as the Company’s President since October 2012. Mr. Kornberg first joined Express in 1999 and has held various roles of increasing responsibility, including as Executive Vice President of Men’s Merchandising and Design from December 2007 to October 2012 and General Merchandise Manager of the Express Men’s business prior to that. From 2002 to 2003, Mr. Kornberg was Vice President of Business Development with Disney Stores. Mr. Kornberg spent the first ten years of his career with Marks & Spencer PLC in the United Kingdom. As a result of these and other professional experiences, Mr. Kornberg possesses particular knowledge and experience in retail merchandising and operations, apparel and consumer goods, consumer brand marketing and advertising, business development and strategic planning, and leadership of complex organizations that will strengthen the Board’s collective qualifications, skills, and experience.
There are no arrangements or understandings between Mr. Kornberg and any other persons pursuant to which he was appointed as a director. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Second Amended and Restated Employment Agreement
In connection with Mr. Kornberg’s appointment, the Company and Mr. Kornberg entered into a Second Amended and Restated Employment Agreement (the “Amended Employment Agreement”) which will be effective upon the date that Mr. Kornberg assumes the role of Chief Executive Officer. Under the Amended Employment Agreement, the following changes to Mr. Kornberg’s compensation will take effect on the date that Mr. Kornberg assumes the role of Chief Executive Officer:

•	Salary. Mr. Kornberg’s annual base salary will increase from $700,000 to $900,000.

•
Seasonal Performance-Based Cash Incentive. Mr. Kornberg’s seasonal performance-based cash incentive compensation target as a percentage of annual base salary will increase from 80% to 120%. For a description of the Company's seasonal performance-based cash incentive program, refer to the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 8, 2014 (the “2014 Proxy Statement”).

•	Equity Awards. Mr. Kornberg will be eligible to receive equity awards from time to time in the discretion of the Board of Directors of the Company or its Compensation Committee.
Pursuant to the Amended Employment Agreement, if Mr. Kornberg’s employment with the Company is terminated by the Company other than for cause, or by Mr. Kornberg for good reason, and Mr. Kornberg signs a general release, then Mr. Kornberg will be entitled to receive (1) his base salary and medical and dental benefits for 18 months following separation from the Company; (2) any unpaid bonus for any performance period ending prior to his separation from the Company, plus a pro rata amount of any actual bonus amount he would have been entitled to for the performance period in which a separation from the Company occurs had his employment continued, plus an amount equal to 1.5 times the target bonus he would have been entitled to had his employment continued for one year beyond his separation from the Company; and (3) accelerated vesting of any cash or equity awards that would have otherwise vested in the 18 months following separation from the Company.
In the event that Mr. Kornberg’s employment with the Company is terminated by the Company other than for cause, or by Mr. Kornberg for good reason, and the termination occurs in connection with a change-in-control of the Company (as defined in the 2010 Plan), and Mr. Kornberg signs a general release, then Mr. Kornberg will be entitled to (1) a one-time payment equal to two times his annual base salary, plus any unpaid bonus for any performance period terminating prior to separation from the Company, plus a pro rata amount of any actual bonus amount he would have been entitled to for the performance period in which a separation from the Company occurs had his employment continued, plus an amount equal to 2.0 times the target bonus he would have been entitled to had his employment continued for one year beyond his separation from the Company;

(2) medical and dental benefits for 18 months following separation from the Company; and (3) automatic vesting of any unvested outstanding equity awards (at target with respect to performance-based stock awards).
“Good reason” under the Amended Employment Agreement includes (1) an adverse change in responsibilities, pay, or reporting relationship, (2) relocation more than 60 miles from Mr. Kornberg’s principal residence, (3) failure by the Company to abide by the agreement, or (4) failure by any successor to assume the agreement. “Cause” under the Amended Employment Agreement generally includes (1) failure by the executive to perform his or her material duties, (2) conviction of a felony, or (3) misconduct in bad faith which could reasonably be expected to result in material harm to the Company.

The foregoing description of the Amended Employment Agreement is qualified in its entirety by reference to the full text of the Amended Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Indemnification Agreement

As previously disclosed in the 2014 Proxy Statement, Mr. Kornberg is also party to a standard indemnification agreement for directors and officers which provides him with contractual rights to indemnification, expense advancement, and reimbursement, to the fullest extent permitted under the General Corporation Law of the State of Delaware.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement, which was filed as Exhibit 10.22 to the Company’s Registration Statement on Form S-1/A (File No. 333-164906) filed by the Company with the Securities and Exchange Commission on April 30, 2010.

Chairman Compensation

Following Mr. Weiss’ retirement as Chief Executive Officer, Mr. Weiss will be entitled to the Company’s standard non-employee director cash and equity compensation arrangements described in the 2014 Proxy Statement. In addition, in order to compensate Mr. Weiss for his service as non-executive Chairman, he will also be entitled to an annual cash retainer of $56,250 and an additional annual grant of restricted stock units having a grant date fair value of $93,750 on the date of grant.

Amendment to Special Cash Retention Award

As previously disclosed in the 2014 Proxy Statement, Mr. Weiss was granted a special cash retention award in April 2013 that vests subject to certain performance criteria and subject to Mr. Weiss’ continued employment with the Company through Saturday, January 31, 2015, the last day of the Company’s 2014 fiscal year. In connection with Mr. Weiss’ intention to retire, the Board of Directors of the Company and its Compensation and Governance Committee approved an amendment to the Cash Performance Award so that Mr. Weiss will still be entitled to receive any amounts earned under the award so long as he remains continuously employed with the Company to Friday, January 30, 2015, the last business day of the Company’s fiscal year and the effective date of his retirement as Chief Executive Officer. The foregoing description of the Amendment to Cash Performance Award is qualified in its entirety by reference to the full text of the Amendment to Cash Performance Award, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement.
10.2
Form of Indemnification Agreement (incorporated by reference from Exhibit 10.22 to the Company's Registration Statement on Form S-1/A (File No. 333-164906) filed with the Securities and Exchange Commission on April 30, 2010).

10.3	Amendment to Cash Performance Award.
99.1	Press release dated July 21, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: July 21, 2014	By	/s/ Lacey J. Bundy
Lacey J. Bundy
Senior Vice President, General Counsel and Secretary